Exhibit 99.2

Arcadia Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$3,936	$6,518
Short-term investments	2,640	5,124
Accounts receivable and other receivables, net of allowance for doubtful accounts of $0 as of September 30, 2024 and December 31, 2023	882	506
Inventories — current	835	837
Assets held for sale	—	51
Note receivable — current	1,827	—
Prepaid expenses and other current assets	521	807
Current assets of discontinued operations — GoodWheat	70	1,129
Total current assets	10,711	14,972
Property and equipment, net	55	70
Right of use asset	306	792
Inventories — noncurrent	—	196
Intangible assets, net	39	39
Note receivable — noncurrent	3,966	—
Other noncurrent assets	164	164
Noncurrent assets of discontinued operations — GoodWheat	—	3,472
Total assets	$15,241	$19,705
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$1,692	$1,910
Amounts due to related parties	30	58
Operating lease liability — current	346	852
Other current liabilities	260	270
Current liabilities of discontinued operations — GoodWheat	—	500
Total current liabilities	2,328	3,590
Operating lease liability — noncurrent	—	155
Common stock warrant and option liabilities	764	1,257
Other noncurrent liabilities	2,000	2,000
Total liabilities	5,092	7,002
Commitments and contingencies (Note 14)
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized; 1,364,940 and 1,285,337 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	65	65
Additional paid-in capital	284,919	284,515
Accumulated other comprehensive income	117	101
Accumulated deficit	(274,814)	(271,840)
Total stockholders’ equity	10,287	12,841
Non-controlling interest	(138)	(138)
Total stockholders' equity	10,149	12,703
Total liabilities and stockholders’ equity	$15,241	$19,705

Arcadia Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share data and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Product	$1,537	$1,298	$3,829	$3,667
License	—	—	—	10
Total revenues	1,537	1,298	3,829	3,677
Operating expenses:
Cost of revenues	1,032	818	2,136	1,996
Research and development	24	15	40	55
Gain on sale of intangible assets	—	—	(4,000)	—
Impairment of property and equipment	—	—	36	—
Selling, general and administrative	2,241	1,862	6,986	6,535
Total operating expenses	3,297	2,695	5,198	8,586
Loss from continuing operations	(1,760)	(1,397)	(1,369)	(4,909)
Interest income	233	133	428	538
Other income, net	15	17	168	36
Valuation loss on March 2023 PIPE	—	—	—	(6,076)
Change in fair value of common stock warrant and option liabilities	330	608	493	5,965
Issuance and offering costs allocated to liability classified options	—	—	—	(430)
Net loss from continuing operations before income taxes	(1,182)	(639)	(280)	(4,876)
Income tax provision	—	—	—	(1)
Net loss from continuing operations	(1,182)	(639)	(280)	(4,877)
Net loss from discontinued operations — Body Care	—	(83)	—	(591)
Net loss from discontinued operations — GoodWheat	(430)	(1,845)	(2,694)	(5,665)
Net loss	(1,612)	(2,567)	(2,974)	(11,133)
Net loss attributable to non-controlling interest	—	—	—	(5)
Net loss attributable to common stockholders	$(1,612)	$(2,567)	$(2,974)	$(11,128)
Net loss per share attributable to common stockholders:
Basic and diluted from continuing operations	$(0.87)	$(0.47)	$(0.21)	$(4.08)
Basic from discontinuing operations	$(0.32)	$(1.42)	$(1.98)	$(5.24)
Net loss per basic and diluted share attributable to common stockholders	$(1.18)	$(1.89)	$(2.18)	$(9.31)
Weighted-average number of shares used in per share calculations:
Basic and diluted	1,363,753	1,359,511	1,362,754	1,195,354
Other comprehensive income (loss), net of tax
Unrealized gains on available-for-sale securities	$36	$66	$117	$87
Reclassification adjustment for gains on available-for-sale securities included in net loss	$-	$—	$(111)	$—
Change in unrealized gains on available-for-sale securities	$36	$66	$6	$87
Comprehensive loss	$(1,576)	$(2,501)	$(2,968)	$(11,041)

Arcadia Biosciences, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,974)	$(11,133)
Adjustments to reconcile net loss to cash used in operating activities:
Change in fair value of common stock warrant and option liabilities	(493)	(5,965)
Issuance and offering costs allocated to liability classified options	—	430
Valuation loss on March 2023 PIPE	—	6,076
Depreciation	92	227
Lease amortization	502	535
Amortization of note receivable discount	(90)	—
Gain on disposal of property and equipment	(65)	(36)
Gain on sale of RS durum wheat trait	(4,000)	—
Stock-based compensation	395	573
Write-down of inventories	154	444
Impairment of property and equipment	36	—
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(445)	249
Inventories	620	(1,388)
Prepaid expenses and other current assets	287	(284)
Other noncurrent assets	—	(13)
Accounts payable and accrued expenses	(719)	(300)
Amounts due to related parties	(29)	(2)
Other current liabilities	(11)	11
Operating lease liabilities	(678)	(573)
Net cash used in operating activities	(7,418)	(11,149)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	342	42
Proceeds from sale of Verdeca — earn-out received	—	569
Proceeds from sale of investments	2,501	—
Proceeds from sale of RS durum wheat trait	4,000	—
Cash paid related to sale of GoodWheat	(2,000)	—
Purchases of property and equipment	(16)	(5)
Purchases of investments	—	(5,002)
Net cash provided by (used in) investing activities	4,827	(4,396)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, pre-funded warrants and preferred investment options from March 2023 PIPE	—	5,997
Payments of offering costs relating to March 2023 PIPE	—	(497)
Proceeds from ESPP purchases	9	12
Net cash provided by financing activities	9	5,512
Net decrease in cash and cash equivalents	(2,582)	(10,033)
Cash and cash equivalents — beginning of period	6,518	20,644
Cash and cash equivalents — end of period	$3,936	$10,611
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
NONCASH INVESTING AND FINANCING ACTIVITIES:
Common stock options issued to placement agent and included in offering costs related to March 2023 PIPE	$—	$212
Warrant and option modifications included in Valuation loss on March 2023 PIPE	$—	$404
Right of use assets obtained in exchange for new operating lease liabilities	$86	$—
Note receivable recognized from sale of GoodWheat	$5,705	$—

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